                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

   Filed by the Registrant:     /X/
   Filed by a party other than the Registrant:     / /
   Check the appropriate box:
   / /  Preliminary Proxy Statement           / /  Confidential for Use of the
   /X/  Definitive Proxy Statement                 Commission Only (as permitted
   / /  Definitive Additional Materials            by Rule 14a-6(e)(2))
   / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  OMTOOL, LTD.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         /X/  No fee required.
         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

             ------------------------------------------------------------------
         (2) Aggregate number of securities to which transactions applies:
             ------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
             determined):
             ------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
             ------------------------------------------------------------------
         (5) Total fee paid:
             ------------------------------------------------------------------
         / / Fee paid previously with preliminary materials.

             ------------------------------------------------------------------

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:
             ------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
             ------------------------------------------------------------------
         (3) Filing Party:
             ------------------------------------------------------------------
         (4) Date Filed:
             ------------------------------------------------------------------

                                                              April 29, 1999

Dear Fellow Stockholder:

         You are cordially invited to attend our Annual Meeting of Stockholders, which will be held this year on Friday, May 28, 1999 at 10:00 A.M. local time, at the Nashua Marriott, 2200 Southwood Drive, Nashua, New Hampshire 03063.

         At this year's meeting, you are asked to elect two Class II directors and to ratify the selection of the Company's auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

         Your Board of Directors unanimously believes that the election of its nominees as directors and the ratification of its appointment of auditors are in the best interest of Omtool, Ltd. and its stockholders, and accordingly recommends a vote FOR Items 1 and 2 on the enclosed proxy card.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy ballot in the envelope provided. If the address on the accompanying material is incorrect, please advise the Company in writing at 8 Industrial Way, Salem, New Hampshire 03079, Attention: Darioush Mardan.

                                                    For the Board of Directors

                                                    Robert L. Voelk
                                                    CHIEF EXECUTIVE OFFICER AND
                                                    CHAIRMAN OF THE BOARD

                                  OMTOOL, LTD.

                                8 INDUSTRIAL WAY
                           SALEM, NEW HAMPSHIRE 03079

                               -------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1999
                               -------------------

To The Stockholders:


         The Annual Meeting of Stockholders of Omtool, Ltd., a Delaware corporation, will be held on Friday, May 28, 1999 at 10:00 A.M. local time at the Nashua Marriott, 2200 Southwood Drive, Nashua, New Hampshire 03063 for the following purposes:

         1. To elect two Class II directors each to serve for a three-year term.

         2. To ratify the selection of the firm of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 1999.

         3. To transact such other business as may properly come before the meeting and any adjournments thereof.

         Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Wednesday, April 14, 1999, the record date fixed by the Board of Directors for such purpose.



                                           By Order of the Board of Directors,

                                           Darioush Mardan
                                           SECRETARY


Salem, New Hampshire
April 29, 1999

-------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.
-------------------------------------------------------------------------------

                                  OMTOOL, LTD.

                                8 INDUSTRIAL WAY
                           SALEM, NEW HAMPSHIRE 03079

                               -------------------
                                 PROXY STATEMENT
                               -------------------

                                 April 29, 1999

         Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Omtool, Ltd. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Friday, May 28, 1999 at 10:00 A.M. local time at the Nashua Marriott, 2200 Southwood Drive, Nashua, New Hampshire 03063.

         Only stockholders of record as of the close of business on April 14, 1999 (the "Record Date") will be entitled to vote at the meeting and any adjournments thereof. As of that date, 12,592,402 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised. Each of the persons named as a proxy in the proxy is a director and/or executive officer of the Company.

         An Annual Report to Stockholders, containing audited financial statements for the fiscal year ended December 31, 1998, is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about April 29, 1999.

         The mailing address of the Company's principal executive offices is 8 Industrial Way, Salem, New Hampshire 03079.

         All properly executed proxies returned in time to be counted at the meeting and not revoked will be voted, and with respect to the election of members of the Board of Directors, will be voted as stated below under "Election of Directors". In addition to the election of directors, the stockholders will act on a proposal to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR the matters if no specification is indicated.

         The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, or which contain one or more abstentions or broker "non-votes", are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on each such matter is required for approval; therefore, abstentions will have the practical effect of voting against each such matter since they are included in the number of shares present and voting on each such matter. However, broker "non-votes" are not considered shares entitled to vote and therefore will have no impact on the outcome of the vote. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

         The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

                      MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date (except as set forth below): (i) by each person who, to the knowledge of the Company, owned beneficially more than 5% of the 12,592,402 shares of Common Stock of the Company outstanding at such date; (ii) by each director and nominee; (iii) by each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," and (iv) by the directors, nominees and executive officers of the Company as a group.


                                                                AMOUNT AND NATURE
                 NAME AND ADDRESS OF                              OF BENEFICIAL
                  BENEFICIAL OWNER                               OWNERSHIP (1)(2)                PERCENT OF CLASS
                 -------------------                            -----------------                ----------------

Martin A. Schultz (3).............................                 2,014,654                          16.0%
  Omtool, Ltd.
  8 Industrial Way
  Salem, NH  03079
Robert L. Voelk (4)...............................                 1,862,954                          14.8%
  Omtool, Ltd.
  8 Industrial Way
  Salem, NH  03079
Summit Partners (5)...............................                 1,698,378                          13.5%
  600 Atlantic Avenue
  Boston, MA 02110
Dimensions Fund Advisors, Inc. (6)................                   932,000                           7.4%
  1299 Ocean Ave
  Santa Monica, CA  90401
Richard D. Cramer.................................                    46,499                            *
Bruce R. Evans (7)................................                 1,698,378                          13.5%
William C. Styslinger, III........................                     --                              --
Ellen Flaherty....................................                    84,833                            *
Glyn C. Davies (8)................................                   181,818                           1.4%
Mark P. Overington (9)............................                    73,100                            *
All executive officers, nominees and directors as a
group (10 persons) (10)...........................                 6,009,883                          47.7%


-----------

*          Less than 1% of the outstanding Common Stock.

(1) The persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted in the footnotes below and except to the extent authority is shared by spouses under applicable law.

(2) The number of shares of Common Stock deemed outstanding includes (i) 12,592,402 shares of Common Stock outstanding as of the Record Date and (ii) shares of Common Stock issuable pursuant to options held by the respective person or group which may be exercised within 60 days after the Record Date, as set forth below.

(3) Excludes 20,000 shares held in trust for the benefit of certain family members; Mr. Schultz disclaims beneficial ownership of such shares. Includes 100,000 shares held in a revocable trust for the benefit of certain family members and other individuals.

(4) Excludes 62,000 shares held in trust for the benefit of certain family members; Mr. Voelk disclaims beneficial ownership of such shares.

(5) Includes 1,609,966 shares held by Summit Ventures IV, L.P. and 88,412 shares held by Summit Investors III, L.P. The respective general partners of these entities exercise sole voting and investment power with respect to the shares owned by such entities.

(6) Based on a Schedule 13G dated February 11, 1999 filed by Dimensional Fund Advisors, Inc. ("DFA") reflecting beneficial ownership as of December 31, 1998. According to the Schedule 13G, DFA exercises sole voting power and sole disposition power to all such shares. DFA, as an investment advisor registered under the Investment Act of 1940, disclaims beneficial ownership to all such shares.

(7) Includes 1,609,966 shares held by Summit Ventures IV, L.P. and 88,412 shares held by Summit Investors III, L.P. Mr. Evans is a general partner of Summit Investors III, L.P. and is the general partner of Stamps, Woodsum & Co. IV, which is the general partner of Summit Partners IV, L.P., which is the general partner of Summit Ventures IV, L.P. Mr. Evans may be deemed to share voting and investment power with respect to all shares held by the partnerships. Mr. Evans disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(8)        Mr. Davies left the Company in April 1999.

(9) Includes 69,100 options to purchase shares of Common Stock which may be exercised within 60 days of the Record Date by Mr. Overington.

(10) All current directors, nominees and executive officers as a group hold options to purchase 87,447 shares of Common Stock which may be exercised within 60 days of the Record Date.


                                   PROPOSAL I
                              ELECTION OF DIRECTORS

         No proxy may be voted for more people than the number of nominees set forth below. Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for Bruce R. Evans or William C. Styslinger, III (by writing that individual director's name where indicated on the proxy) will be voted FOR the election of Messrs. Evans and Styslinger, respectively. The Board of Directors knows of no reason why Messrs. Evans or Styslinger should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or persons or for fixing the number of directors at a lesser number.

                INFORMATION PERTAINING TO DIRECTORS AND NOMINEES

         In accordance with the Company's Amended and Restated By-laws (the "By-laws"), the Company's Board of Directors is divided into three classes. The Company's sole Class I Director, Richard D. Cramer, has served as a director since January 1996. The term of Mr. Cramer expires as of the date of the Annual Meeting of Stockholders to be held in 2001. Bruce R. Evans, one of the Company's two Class II Directors, has served as a director since July 1996. William C. Styslinger, III, the Company's other Class II Director, has served as a director since June 1997. The terms of Messrs. Evans and Styslinger expire as of the date of the Annual Meeting of Stockholders to be held in 1999. Martin A. Schultz, one of the Company's two Class III Directors and the Company founder, has served as a director since the Company's inception in 1991. Robert L. Voelk, the Company's other Class III Director, has served as a director since August 1993. The terms of Messrs. Schultz and Voelk expire as of the date of the Annual Meeting of Stockholders to be held in 2000.

         As of February 9, 1999, Anthony J. Mark a Class I Director resigned from the Board of Directors. Upon Mr. Mark's resignation, the Board of Directors resolved to reduce the number of Class I Directors from two to one.

         Each director serves for a three-year term, with one class of directors being elected at each Annual Meeting. Each director holds office until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

         The following table sets forth for each nominee to be elected at the meeting and for each Director who will continue to serve as a director beyond the meeting, the year such nominee or director was first elected as a director, the positions currently held by such nominee or director with the Company, the year such nominee's or director's term will expire and the class of director of such nominee or director.


NOMINEE'S OR DIRECTOR'S NAME
AND YEAR NOMINEE OR DIRECTOR                                                      YEAR TERM           CLASS OF
FIRST BECAME A DIRECTOR                   POSITION(S) HELD                       WILL EXPIRE          DIRECTOR
-------------------------------------     ----------------                       -----------          --------

Bruce R. Evans                            Director                                  1999                 II
(1996)

William C. Styslinger, III                Director                                  1999                 II
(1997)

Robert L. Voelk                           Chief Executive Officer and               2000                III
(1993)                                    Chairman of the Board

Martin A. Schultz                         President, Chief Technology               2000                III
(1991)                                    Officer and Director

Richard D. Cramer                         Director                                  2001                 I
(1996)


                 OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the Class II nominees to be elected at the meeting, the current directors who will continue to serve as directors beyond the meeting, and the current executive officers of the Company, their ages and the positions currently held by each such person with the Company:


  NAME                                                 AGE                                 POSITION
  ----                                                 ---                                 --------


  Robert L. Voelk.............................          43       Chief Executive Officer and Chairman of the Board
  Martin A. Schultz...........................          43       President, Chief Technology Officer and Director
  Ellen Flaherty..............................          33       Senior Vice President, Sales
  Darioush Mardan.............................          33       Senior Vice President, Finance, Chief Financial Officer,
                                                                    Treasurer and Secretary
  Mark P. Overington..........................          41       Senior Vice President, Marketing and Business Development
  Paul A. Smith...............................          51       Managing Director, Omtool Europe, Ltd.
  Richard D. Cramer (1).......................          36       Director
  Bruce R. Evans (2)..........................          40       Director
  William C. Styslinger, III..................          53       Director

----------

(1) Member of Audit Committee.
(2) Member of Compensation Committee.

DIRECTORS TO BE ELECTED AT THE MEETING

         BRUCE R. EVANS has served as a Director of the Company since July 1996. Since 1991, Mr. Evans has been a general partner of Summit Partners, a venture capital firm, where he has been employed since 1986. Mr. Evans serves as a Director of DSET Corporation, a provider of telecommunications software and services and Pediatrix Medical Group, a provider of physician management services to hospital-based neonatal units.

         WILLIAM C. STYSLINGER, III has served as a Director of the Company since June 1997. Mr. Styslinger has served as President, Chief Executive Officer and Director of SeaChange International, Inc., a provider of software products to manage, store and distribute digital video for cable television operators and telecommunications companies, since 1993 and as Chairman of the Board of SeaChange International, Inc. since January 1995. From March 1978 to July 1993, Mr. Styslinger was employed at Digital Equipment Company, most recently as manager of the Cable Television Business Unit.


DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

         ROBERT L. VOELK has served as Chief Executive Officer of the Company since January 1996 and a Director of the Company since August 1993. Mr. Voelk served as President of the Company from August 1993 to January 1996. Mr. Voelk was employed in various positions at ASA International, Ltd., a designer and developer of proprietary vertical market software, from 1981 to 1993, most recently serving as Executive Vice President and Director. Mr. Voelk is a Director of ASA International, Ltd.

         MARTIN A. SCHULTZ, the founder of the Company, has served as President of the Company since January 1996 and a Director of the Company since its inception in March 1991. Mr. Schultz served as the Company's President from its inception through August 1993 and served as Chief Executive Officer of the Company from March 1991 to January 1996. Mr. Schultz has served as the Chief Technology Officer since May 1998. Mr. Schultz served as Vice President of ASA International, Ltd. from April 1989 to January 1991.

         RICHARD D. CRAMER has served as a Director of the Company since January 1996. Mr. Cramer is currently a sales and marketing consultant. Mr. Cramer has served as Vice President, Sales and Marketing of CENTRA Software, Inc., a developer and marketer of Web-Centric distance learning software, from May 1996 to January 1999. Mr. Cramer served as Vice President of North American Field Operations at Avid Technology, Inc., a developer of nonlinear film, video and audio solutions, from 1989 to 1995 and Vice President and General Manager of the Desktop Division of Avid Technology, Inc. during 1996.


EXECUTIVE OFFICERS

         ELLEN FLAHERTY joined the Company in February 1994 as Vice President, Sales and in July 1998 became Senior Vice President, Sales. Ms. Flaherty served as Director of Sales at Laboratory Technologies Company, a developer of engineering and scientific software, from May 1992 to November 1993. From 1987 to 1992, Ms. Flaherty worked for Analog Devices, a manufacturer of linear digital and mixed-signal integrated circuits.

         DARIOUSH MARDAN joined the Company in October 1995 as Chief Financial Officer and Vice President, Finance, and in July, 1998 he was named Senior Vice President, Finance. Mr. Mardan also has served as Secretary and Treasurer of the Company since January 1996. Mr. Mardan was employed in various positions by

Arthur Andersen LLP, a national public accounting firm, from August 1989 to October 1995, most recently serving as audit manager in the firm's Boston office.

         MARK P. OVERINGTON joined the Company in January 1997 as Vice President, Operations and became Vice President, Business Development in March 1998. From April to June 1998 Mr. Overington served as Vice President, Business Development and from July to December 1998 he served as Senior Vice President, Channel and Large System Sales. In January 1999 Mr. Overington became Senior Vice President, Marketing and Business Development. Mr. Overington was employed in various positions by Avid Technology, Inc., a developer of nonlinear film, video and audio solutions, from January 1989 to December 1996, most recently serving as Vice President of Corporate Marketing. From 1983 to 1989, Mr. Overington was employed in various positions by Lotus Development Company, a software developer.

         PAUL A. SMITH joined the Company in March 1999 and in April 1999 was named Managing Director, Omtool Europe Ltd., a wholly owned subsidiary of the Company. Mr. Smith served as the Executive Director of Northamber PLC, a computer, software and telephone distributor, from January 1995 to January 1999. Prior to January 1995, Mr. Smith served as Managing Director of Fontware Group Limited, a developer of font technology and a distributor of LAN fax software.

         Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of the Company.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors met eight times, and took action by unanimous written consent two times, during the fiscal year ended December 31, 1998. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Audit Committee met once and the Compensation Committee met twice during the fiscal year ended December 31, 1998. The Board of Directors does not currently have a standing nominating committee. Each director attended at least 75% of the aggregate of all the meetings of the Board of Directors and of all the committees of the Board of Directors of which he is a member during the fiscal year ending December 31, 1998.

         The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of executives and salaries of the employees and consultants to the Company. The Compensation Committee also makes recommendations to the Board of Directors concerning incentive compensation of employees and directors of and consultants to the Company. During the fiscal year ended December 31, 1998, the members of the Compensation Committee were Bruce R. Evans and Anthony J. Mark. Since Mr. Mark's resignation from the Board of Directors in February 1999, the Compensation Committee consists of Mr. Evans. The Audit Committee recommends the engagement of auditors and is responsible for reviewing the results and scope of audits and other services provided by the Company's independent auditors. During the fiscal year ended December 31, 1998, the members of the Audit Committee were Richard D. Cramer and Mr. Mark. Since Mr. Mark's resignation from the Board of Directors in February 1999, the Audit Committee consists of Mr. Cramer.

COMPENSATION OF DIRECTORS

         Outside directors have been granted stock options by the Company under the 1996 Stock Plan. During 1998, independent directors received a participation fee of $1,000 for each Board of Directors meeting and $500 for each Board committee meeting that they attended in person. Outside directors have been and will continue to be reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. No director who is an employee of the Company will receive separate compensation for services rendered as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Evans, a member of the Compensation Committee, is a general partner of Summit Investors III, L.P. a stockholder of the Company, and is also a general partner of Stamps, Woodsum & Co. IV, which is the general partner of Summit Partners IV, L.P. which is the general partner of Summit Ventures IV, L.P., another stockholder of the Company.

                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation for services in all capacities paid or accrued by the Company for the fiscal years ended December 31, 1998, 1997 and 1996, to (i) the individual who served as the Chief Executive Officer for the fiscal year ended December 31, 1998 and
(ii) each of the four other most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 in the fiscal year ended December 31, 1998 (with the Chief Executive Officer, collectively, the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                       COMPENSATION (1)
                                                                                       ----------------
                                                           ANNUAL COMPENSATION (2)          AWARDS
                                                          -------------------------    ----------------
                                                                                          SECURITIES
                                                                                          UNDERLYING          ALL OTHER
NAME AND                                                                                   OPTIONS/          COMPENSATION
PRINCIPAL POSITION                             YEAR       SALARY ($)    BONUS ($)(3)       SARS (#)              ($)(4)
------------------                             ----       ----------    ------------      ----------        --------------

Robert L. Voelk........................        1998        223,462           --              --                  7,080 (5)
   Chairman of the Board, Chief Executive      1997        175,000         50,000            --                  8,600 (5)
   Officer and Director                        1996        176,923         50,000            --                  8,600 (5)

Martin A. Schultz (6)..................        1998        223,462           --              --                  6,490 (7)
   President, Chief Technology Officer         1997        175,000         50,000            --                  9,075 (7)
   and Director                                1996        176,923         50,000            --                  6,225 (7)

Ellen Flaherty (8).....................        1998        106,923         86,855 (9)     200,000 (10)           5,115
   Senior Vice President, Sales                1997         99,058        102,300 (9)        --                  4,750
                                               1996         65,609         86,026 (9)     160,000                1,900

Glyn C. Davies (11)....................        1998        182,715           --           200,000 (12)          24,850 (13)
   Managing Director, Omtool Europe, Ltd.      1997         15,045           --              --                  2,046 (14)
                                               1996           --             --              --                     --

Mark P. Overington (15)................        1998        159,372           --              --                  4,954
Senior Vice President, Marketing and           1997        131,365           --           160,000                3,941
  Business Development                         1996           --             --              --                     --

-----------

(1) The Company did not grant any restricted stock awards or stock appreciation rights during fiscal 1998, 1997 and 1996. The Company does not have any long term incentive plan.

(2) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer during the year ended December 31, 1998.

(3) Bonuses are reported in the year earned, even if actually paid in a subsequent year.

(4) Includes the Company's matching contributions related to the Company's 401(k) Plan, premiums for life insurance paid by the Company on behalf of the Named Executive Officers and payments to defined contribution plans made on behalf of a Named Executive Officer noted in the footnotes below.

(5)      Includes life insurance premiums paid by the Company on behalf of Mr.
         Voelk.

(6)      Mr. Schultz became Chief Technology Officer for the Company in May
         1998.

(7) Includes life insurance premiums paid by the Company on behalf of Mr. Schultz.

(8)      Ms. Flaherty became Senior Vice President, Sales in July 1998.

(9)      Represents amounts earned as sales commissions.

(10) Includes options granted pursuant to the repricing of options described under the caption "Option Repricing" and in the Compensation Committee Report on Option Repricing.

(11) Mr. Davies joined the Company in December 1997 as Managing Director, Omtool Europe, Ltd., a wholly owned subsidiary of the Company ("Omtool Europe") and he left the Company in April 1999.

(12) Includes options granted pursuant to the repricing of options described under the caption "Option Repricing" and in the Compensation Committee Report on Option Repricing.

(13) Includes payment of $21,142 to the defined contribution plans of Omtool Europe by the Company on behalf of Mr. Davies and life insurance premiums paid by the Company on behalf of Mr. Davies.

(14) Includes payment of $1,740 to the defined contribution plans of Omtool Europe by the Company on behalf of Mr. Davies and life insurance premiums paid by the Company on behalf of Mr. Davies.

(15) Mr. Overington joined the Company in January 1997 as Vice President, Operations and became Vice President, Business Development in March 1998. From April to June 1998 Mr. Overington served as Vice President, Business Development and from July to December 1998 he served as Senior Vice President, Channel and Large System Sales. He was named Senior Vice President, Marketing and Business Development in January 1999.

OPTION GRANTS

         The following table sets forth information concerning options granted during the last fiscal year under the Company's 1997 Stock Plan to the Named Executive Officers. The Company did not grant any stock appreciation rights in 1998.


                                            OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                                  -----------------------------------------------------
                                                      PERCENT OF
                                                        TOTAL
                                                       OPTIONS/
                                       NUMBER OF         SARS                               POTENTIAL REALIZABLE VALUE AT
                                      SECURITIES      GRANTED TO   EXERCISE                 ASSUMED ANNUAL RATES OF STOCK
                                      UNDERLYING       EMPLOYEES   OR BASE                  PRICE APPRECIATION FOR OPTION
                                      OPTION/SARS      IN FISCAL   PRICE    EXPIRATION              TERM (2)
               NAME                  GRANTED (#)(1)      YEAR      ($/SH)      DATE         5%($)              10%($)
               ----                  --------------      ----      ------      ----         -----              ------

Robert L. Voelk.................          --            --          --          --            --                   --

Martin A. Schultz...............          --            --          --          --            --                   --

Ellen Flaherty..................        100,000        14% (3)     10.25      1/1/08        644,617            1,633,586
                                        100,000         -- (3)      4.875     1/1/08        306,586              766,949

Glyn C. Davies..................        100,000        14% (3)     11.875     4/10/08       746,812            1,892,569
                                        100,000         -- (3)      4.875     4/10/08       306,586              776,949

Mark P. Overington..............          --            --          --          --            --                   --

----------------

(1) All of Ms. Flaherty's options were granted on January 1, 1998 and are exercisable in four equal annual installments commencing January 1, 1999. All of Mr. Davies' options were granted on April 10, 1998 and are exercisable in four equal annual installments commencing April 10, 1999. All options were granted at fair market value on the date of grant as determined by the Board of Directors of the Company. On August 13 1998, these options were amended by the Board of Directors of the Company to reduce the exercise price to $4.875, the current market value on that date, and amended the exercise provisions such that these repriced options may not be exercised prior to August 14, 1999. See the description under the caption "Option Repricings" and the Compensation Committee Report on Option Repricing.

(2) Amounts represent hypothetical gains that could be achieved for the option if exercised at the end of the option term. These gains are based on the fair market value on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of the Common Stock to date.

(3) For purposes of calculating the percentage, the repriced options described in footnote 1 are not deemed to be options granted to employees in the fiscal year.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         Shown below is information with respect to options to purchase the Company's Common Stock granted under the Company's 1996 Stock Option Plan and 1997 Stock Plan, including (i) the number of shares of Common Stock received upon exercise of options in the fiscal year ended December 31, 1998; (ii) the net value realized upon such exercise; (iii) the number of unexercised options held at December 31, 1998; and (iv) the aggregate dollar value of unexercised options held at December 31, 1998:


                                    AGGREGATED OPTION/SAR EXERCISES IN THE LAST
                                              FISCAL YEAR AND FY-END
                                                 OPTION/SAR VALUES

                                                                     NUMBER OF
                                SHARES                         SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                               ACQUIRED                             UNEXERCISED                     IN-THE-MONEY
                                  ON           VALUE              OPTIONS/SARS AT                 OPTIONS/SARS AT
                               EXERCISE       REALIZED          FISCAL YEAR-END (#)            FISCAL YEAR-END ($)(2)
                                                          --------------------------------------------------------------
NAME                              (#)          ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                           --------       --------    -----------    -------------    -----------    -------------

Robert L. Voelk...............  --            --              --              --              --              --

Martin A. Schultz.............  --            --              --              --              --              --

Ellen Flaherty................ 149,333       798,326          --             100,000          --              --

Glyn C. Davies................  --            --              --             100,000          --              --

Mark P. Overington............   2,900        23,563         29,100          120,000         31,719         $130,800

---------------


(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers, but are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(2) Value is based on the difference between the option exercise price and the fair market value at December 31, 1998 ($2.94 per share) multiplied by the number of shares of Common Stock underlying the option. As the fair market value of the options on December 31, 1998 was below the option exercise price, no unexercisable options were In-the-Money on December 31, 1998 for Ms. Flaherty and Mr. Davies.

OPTION REPRICING

         The following table sets forth information concerning the repricing of stock options held by certain executive officers of the Company since August 8, 1997, the date of the Company's initial public offering, including (i) the date of repricing; (ii) the number shares subject to repricing; (iii) the market price at the time of repricing; (iv) the exercise price prior to repricing; (v) the new exercise price; and (vi) the original option term remaining at the date of repricing.


                                            TEN YEAR OPTION REPRICINGS

                                                                                                                 LENGTH OF
                                            NUMBER OF                                                             ORIGINAL
                                           SECURITIES        MARKET PRICE          EXERCISE                         TERM
                                           UNDERLYING        OF STOCK AT           PRICE AT                     REMAINING AT
                                          OPTIONS/SARS         TIME OF             TIME OF           NEW          DATE OF
                              DATE OF      REPRICED OR       REPRICING OR        REPRICING OR      EXERCISE     REPRICING OR
           NAME              REPRICING     AMENDED (#)      AMENDMENT ($)       AMENDMENT ($)      PRICE($)      AMENDMENT
           ----              ---------     -----------      -------------       -------------      --------      ---------

  Ellen Flaherty.......       8/13/98        100,000           4.875                10.25           4.875        9.3 years

  Glyn C. Davies.......       8/13/98        100,000           4.875                11.875          4.875        9.7 years

COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

         On August 13, 1998 the Compensation Committee of the Board of Directors which at such time consisted of Messrs. Evans and Mark (the "Compensation Committee") and the Board of Directors approved a reduction in exercise price of certain outstanding stock options held by current employees of the Company who had options with exercise prices greater than $4.875 per share, the fair market value of the Company's Common Stock on August 13, 1998. These repriced options had exercise prices ranging from $5.50 to $12.13 per share. In addition, the exercise provisions of the repriced options for executive officers were amended such that they may not be exercised prior to August 14, 1999 and the exercise provisions of the repriced options for other employees were amended such that they could not be exercised prior to February 14, 1999. Other than the reduction in exercise price and the amendment of the exercise provisions, substantially all other terms and conditions of these options, including expiration dates, remained unchanged.

         As set forth in the Company's stock option plans, stock options are intended to provide incentives to the Company's officers and employees. The Compensation Committee believes that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate key employees who are critical to the Company's long-term success. The Compensation Committee believed that, at their original exercise prices, the disparity between the exercise price of these options and recent market prices for the Company's Common Stock did not provide meaningful incentives to the employees holding these options. Inquiries conducted indicated that other companies in the software industry have been confronted with this problem and have made similar adjustments in option prices to motivate their employees. The Compensation Committee approved the repricing of these options as a means of ensuring the optionees will continue to have meaningful equity incentives to work toward the success of the Company. The adjustment was deemed by the Compensation Committee to be in the best interest of the Company and its shareholders.

         Respectfully submitted by the Compensation Committee of the Board of Directors.*

                                            Bruce R. Evans
                                            Anthony J. Mark

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the two member Compensation Committee of the Board of Directors (the "Compensation Committee"). The two members of the Compensation Committee are non-employee Directors. The Compensation Committee makes recommendations to the Board of Directors concerning the compensation of executive officers and the salaries of the employees of and consultants to the Company. The Compensation Committee also makes recommendations to the Board of Directors concerning incentive compensation of employees and directors of and consultants to the Company.

         The Company's executive compensation program is designed to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executive officers and aligning the financial interests of the Company's executive officers and other employees with those of its stockholders by providing a competitive compensation package based on corporate and individual performance. In addition to cash compensation in the form of base salary, compensation under the executive compensation program can be comprised of annual cash incentive bonuses and long-term incentive awards in the form of stock option grants. The compensation program is also comprised of various benefits, including medical and insurance plans, as well as the Company's 1997 Employee Stock Purchase Plan and 401(k) Plan, which plans are generally available to all employees of the Company.

BASE SALARY
         Base salary compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within the range of base salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at other companies located in the northeastern United States of similar size and engaged in similar business to that of the Company. In setting compensation levels, the Compensation Committee generally takes into account such factors as (i) the Company's past operating and financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes determinations based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies.

INCENTIVE COMPENSATION
         Incentive Compensation in the form of performance-based bonuses for the Chief Executive Officer and the Company's other executive officers is based upon management's success in meeting the Company's financial and strategic goals as well as meeting individual performance goals.

STOCK OPTIONS
         Stock Options are the principal vehicle used by the Company to provide long-term incentive-based compensation to improve the Company's operating and financial performance and to support the recruitment, motivation and retention of key professional and managerial personnel. The Company's stock option plans are administered by the Board of Directors. To date, the Board of Directors has not granted stock options at less than fair market value.

         Stock options are granted from time to time to eligible employees and based upon the Company's overall financial performance and their contributions thereto. Stock options are designed to align the interest of the Company's executive officers and other employees with those of its stockholders by encouraging them to enhance the value of the Company, the price of the Common Stock and, hence, the stockholders' return. In addition, the vesting of stock options over a period of time is designed to defer the receipt of compensation by the option holder, thus creating an incentive for the individual to remain with the Company. The Company periodically grants new options to provide continuing incentives for future performance.

         During the fiscal year ended December 31, 1998, options to purchase 100,000 shares were awarded to Ellen Flaherty, Senior Vice President, Sales, and Glyn Davies, Managing Director, Omtool Europe, Ltd. Such grants were made in recognition of such officers' contributions to the Company's performance in fiscal 1997. No other stock options were granted to any of the Company's Named Executive Officers, including the Chief Executive Officer, during fiscal 1998.

OTHER BENEFITS
         The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, pursuant to which employees may purchase Common Stock at a discount and a 401(k) Plan. The Company matches each employee's contributions to the 401(k) Plan up to 3% of such employee's salary. The Company also maintains medical, disability and life insurance plans and other benefit plans for its employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER
         Compensation for the Company's Chief Executive Officer, Robert L. Voelk, was determined in accordance with the policies applicable to the other executive officers of the Company described above. The 1998 base salary compensation for Mr. Voelk was $223,462. In addition to achievement of performance targets in accordance with the Company's executive compensation policies, the Compensation Committee determines the Chief Executive Officer's cash compensation based upon the Company's overall performance, the performance of his management team, the compensation paid at competing companies and the Company's prospects, among other objective and subjective factors. The Compensation Committee does not find it practicable to quantify or assign relative weight to the factors on which the Chief Executive Officer's compensation is based.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION
         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Compensation Committee has considered these requirements and it is the Compensation Committee's present intention that, so long as it is consistent with its overall compensation objectives, not to exceed the deduction limitations of Section 162(m).

         The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving this goal.

         This report has been respectfully submitted by the members of the Compensation Committee of the Board of Directors.*

                                            Bruce R. Evans
                                            Anthony J. Mark

----------------
* From April 15, 1997 to February 9, 1999, the Compensation Committee was comprised of Messrs. Mark and Evans. Since February 9, 1999, the Compensation Committee has been comprised of Mr. Evans. The Compensation Committee Report is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securitites Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

STOCK PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering through December 31, 1998 with the cumulative total return on (i) the Nasdaq Market Index, and (ii) a broad peer group index prepared by Media General Financial Services consisting of Nasdaq listed companies grouped under SIC Code 7372.


            COMPARISON OF FIVE YEAR* CUMULATIVE TOTAL RETURN** AMONG
                        OMTOOL, LTD., NASDAQ MARKET INDEX
                              AND PEER GROUP INDEX


------------------------------------------------------------------------------------------------------------------
                                8/8/97      9/30/97    12/31/97      3/31/98     6/30/98      9/30/98    12/31/98
------------------------------------------------------------------------------------------------------------------
Omtool, Ltd.                    100.00       133.75      102.50       140.00       76.25        33.75       29.38
------------------------------------------------------------------------------------------------------------------
Nasdaq Market Index             100.00       105.60       98.95       115.97      118.96       107.22      139.38
------------------------------------------------------------------------------------------------------------------
Peer Group Index                100.00        99.41       92.72       121.86      133.13       123.47      155.28
------------------------------------------------------------------------------------------------------------------

----------

* Prior to August 8, 1997 the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

** Cumulative Total Return assumes $100 was invested on August 8, 1997 in the Corporation's Common Stock and in the Nasdaq Market Index and Peer Group Index and assure reinvestment of dividends, if any.


      The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, a source believed to be reliable, however, the Company is not responsible for any errors or omissions in such information.

                                   PROPOSAL II

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has selected the firm of Arthur Andersen LLP, independent auditors, to serve as auditors for the fiscal year ending December 31, 1999. Arthur Andersen LLP has served as the Company's auditors and outside accountants since 1996. It is expected that a member of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The Board of Directors recommends a vote FOR ratification of this selection. The ratification of this selection is not required under the laws of the State of Delaware, where the Company is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years.

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1998 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 1998.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of the Company must be received at the Company's principal executive offices no later than January 3, 2000. Under the Company's By-Laws, stockholders who wish to make a proposal at the next Annual Meeting - other than one that will be included in the Company's proxy materials - must notify the Company no earlier than December 2, 1999 and no later than January 3, 2000. If a stockholder who wishes to present a proposal fails to notify the Company by January 3, 2000, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company's By-laws, the proposal is brought before the meeting, then under the Securities and Exchange Commission's proxy rules the proxies solicited by management with respect to the next Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission's proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested to Omtool, Ltd., 8 Industrial Way, Salem, New Hampshire 03079, attention: Darioush Mardan, Secretary.

                            EXPENSES AND SOLICITATION

         Proxies may be solicited by the Company, by personal interview, mail and telephone. The Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. The cost of solicitation of proxies will be borne by the Company.

PROXY                                                                     PROXY

                                 OMTOOL, LTD.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 1999

     The undersigned hereby appoints Robert L. Voelk and Darioush Mardan, or any of them, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Omtool, Ltd., to be held on May 28, 1999 at 10:00 a.m., at the Nashua Marriott, Nashua, New Hampshire, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 AND 3.

     The Board of Directors recommends a vote FOR the election of the Directors and FOR Proposals 2 and 3.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                      PLEASE DATE, SIGN AND MAIL YOUR
                   PROXY CARD BACK AS SOON AS POSSIBLE!

                      ANNUAL MEETING OF STOCKHOLDERS
                                OMTOOL, LTD.

                                MAY 28, 1999





              Please Detach and Mail in the Envelope Provided

A    /X/ Please mark your votes as in this example.

1.  To elect two Class II Directors each to        FOR / /       WITHHELD / /
    serve for a three-year term.

INSTRUCTIONS: To withhold for a specific nominee, write that nominee's name on the space provided.
                      ------------------------------------------------------

Nominees:  Bruce R. Evans
           William C. Styslinger, III

2.  To ratify the selection of the        FOR / /    AGAINST / /    ABSTAIN/ /
    firm of Arthur Andersen LLP as
    auditors for the fiscal year
    ending December 31, 1999.

3.  To transact such other business       FOR / /    AGAINST / /    ABSTAIN/ /
    as may properly come before the
    meeting and any adjournments
    thereof.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT.


Signature(s)                                               Dated:         , 1999
            ------------------------ ---------------------        --------
Note: Please sign exactly as your name appears. Joint owners should each sign separately. Where applicable, indicate your official position or representative capacity.